ARC Document Solutions Meets or Exceeds Revised Financial Guidance for Full Year 2016
WALNUT CREEK, CA – (February 21, 2017) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the fourth quarter and full year ended December 31, 2016.

Financial Highlights:
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(All dollar amounts in millions, except EPS)	2016	2015	2016	2015
Net Sales	$98.6	$104.5	$406.3	$428.7
Gross Margin	30.8%	33.8%	32.8%	34.6%
Net income (loss) attributable to ARC	$2.6	$3.1	$(47.9)	$97.0
Adjusted net income attributable to ARC	$2.6	$3.2	$13.1	$16.8
Earnings (loss) per share - Diluted	$0.06	$0.06	$(1.04)	$2.04
Adjusted earnings per share - Diluted	$0.06	$0.07	$0.28	$0.35
Cash provided by operating activities	$19.1	$16.9	$53.1	$60.0
EBITDA	$13.6	$15.1	$(14.5)	$68.2
Adjusted EBITDA	$14.3	$15.9	$62.3	$72.2
Capital Expenditures	$(4.5)	$(2.7)	$(12.1)	$(14.2)
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$157.2	$171.4
Management Commentary
“ARC’s transformation continues. Our 24-to-36-month plan is on track to both accelerate our technology services sales and protect our core print revenue,” said K. “Suri” Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “In spite of the disruptions we made while reconfiguring sales and operations in the second half of 2016, we met or exceeded our revised financial performance goals for the year.”

Management issued its 2017 forecast for diluted annual adjusted earnings per share to be in the range of $0.24 to $0.29; annual adjusted cash provided by operating activities is projected to be in the range of $49 to $54 million; and annual adjusted EBITDA is forecast to be in the range of $58 million to $63 million.

“As reflected by our forecast for 2017, we expect the disruption from the changes we’ve made to soften sales in the first half of the year, and prudent investments in our overall sales and marketing structure will likely mute our full-year financial performance,” Mr. Suriyakumar said. “I remain excited about our potential, and strongly believe the changes we are making will deliver results in the near future.”

“Even during a year of transition we maintained a strong gross margin, and we were quick to exert control over costs to improve our performance on lower sales volume,” said Jorge Avalos, Chief Financial Officer of ARC Document Solutions. “We generated more than $50 million in cash flows from operations in 2016, which allowed us to pay down $22 million of Term A debt, and repurchase more than five million dollars of stock in the open market. Even if we experience sales disruptions early this year, we still anticipate continuing strong cash flow for 2017.”

2016 Fourth Quarter Supplemental Information:
Net sales were $98.6 million, a 5.7% decrease compared to the fourth quarter of 2015.

Days sales outstanding in Q4 2016 were 55, compared to 52 days in Q4 2015.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 77% of our total net sales, while customers outside of construction made up approximately 23% of our total net sales.

Total number of MPS locations at the end of the third quarter has grown to approximately 9,400, a net gain of approximately 400 locations over Q4 2015. This information reflects the reduction of approximately 200 locations associated with a large client that did not renew their MPS engagement with us at the end of 2015.

Adjusted EBITDA excludes loss on extinguishment of debt, goodwill impairment, the impact of trade secret litigation costs, stock-based compensation expense, and restructuring expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Services and Product Line	2016	2015	2016	2015
CDIM	51.5%	50.7%	52.3%	51.6%
MPS	32.2%	33.8%	32.4%	33.6%
AIM	3.5%	3.2%	3.5%	3.1%
Equipment and supplies sales	12.8%	12.3%	11.8%	11.7%
Outlook
ARC Document Solutions anticipates 2017 fully-diluted annual adjusted earnings per share to be in the range of $0.24 to $0.29; 2017 annual adjusted cash provided by operating activities is projected to be in the range of $49 to $54 million; and 2017 annual adjusted EBITDA is forecast to be in the range of $58 million to $63 million.
Teleconference and Webcast
ARC Document Solutions will will hold a conference call with investors and analysts on Tuesday, February 21, 2017, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the company's 2016 fourth quarter and fiscal year. To access the live audio call, dial 888-539-3679. International callers may join the conference by dialing 719-325-2244. The conference ID number is 8445562. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at ir.e-arc.com. The webcast of the call will be available at www.e-arc.com for approximately 90 days following the call's conclusion.
About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as " plan is on track," “forecast,” "expect," “believe,” "anticipate," "outlook,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	December 31,	December 31,
Current assets:	2016	2015
Cash and cash equivalents	$25,239	$23,963
Accounts receivable, net of allowances for accounts receivable of $2,060 and $2,094	59,735	60,085
Inventories, net	18,184	16,972
Prepaid expenses	3,861	4,555
Other current assets	4,785	4,131
Total current assets	111,804	109,706
Property and equipment, net of accumulated depreciation of $201,192 and $202,457	60,735	57,590
Goodwill	138,688	212,608
Other intangible assets, net	13,202	17,946
Deferred income taxes	72,963	74,196
Other assets	2,185	2,492
Total assets	$399,577	$474,538
Current liabilities:
Accounts payable	$24,782	$23,989
Accrued payroll and payroll-related expenses	12,219	12,118
Accrued expenses	16,138	19,194
Current portion of long-term debt and capital leases	13,773	14,374
Total current liabilities	66,912	69,675
Long-term debt and capital leases	143,400	157,018
Deferred income taxes	30,296	35,933
Other long-term liabilities	2,148	2,778
Total liabilities	242,756	265,404
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 47,428 and 47,130 shares issued and 45,988 and 47,029 shares outstanding	47	47
Additional paid-in capital	117,749	115,089
Retained earnings	41,822	89,687
Accumulated other comprehensive loss	(3,793)	(2,097)
	155,825	202,726
Less cost of common stock in treasury, 1,440 and 101 shares	5,909	612
Total ARC Document Solutions, Inc. stockholders’ equity	149,916	202,114
Noncontrolling interest	6,905	7,020
Total equity	156,821	209,134
Total liabilities and equity	$399,577	$474,538

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Service sales	$85,947	$91,593	$358,341	$378,638
Equipment and supplies sales	12,611	12,946	47,980	50,027
Total net sales	98,558	104,539	406,321	428,665
Cost of sales	68,174	69,238	273,078	280,541
Gross profit	30,384	35,301	133,243	148,124
Selling, general and administrative expenses	23,462	26,877	100,214	107,280
Amortization of intangible assets	1,128	1,336	4,833	5,642
Goodwill impairment	—	—	73,920	—
Restructuring expense	—	—	7	89
Income from operations	5,794	7,088	(45,731)	35,113
Other income, net	(18)	(18)	(72)	(99)
Loss on extinguishment of debt	52	89	208	282
Interest expense, net	1,461	1,499	5,996	6,974
Income (loss) before income tax provision (benefit)	4,299	5,518	(51,863)	27,956
Income tax provision (benefit)	1,520	2,334	(4,364)	(69,432)
Net income (loss)	2,779	3,184	(47,499)	97,388
Income attributable to noncontrolling interest	(155)	(123)	(366)	(348)
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$2,624	$3,061	$(47,865)	$97,040
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$0.07	$(1.04)	$2.08
Diluted	$0.06	$0.06	$(1.04)	$2.04
Weighted average common shares outstanding:
Basic	45,567	46,722	45,932	46,631
Diluted	46,274	47,400	45,932	47,532

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flows provided by operating activities	$19,096	$16,864	$53,142	$59,981
Changes in operating assets and liabilities, net of effect of business acquisitions	(6,058)	(2,338)	3,918	4,905
Non-cash expenses, including depreciation, amortization and restructuring	(10,259)	(11,342)	(104,559)	32,502
Income tax provision (benefit)	1,520	2,334	(4,364)	(69,432)
Interest expense, net	1,461	1,499	5,996	6,974
Income attributable to noncontrolling interest	(155)	(123)	(366)	(348)
Depreciation and amortization	8,014	8,171	31,751	33,661
EBITDA	13,619	15,065	(14,482)	68,243
Loss on extinguishment of debt	52	89	208	282
Goodwill impairment	—	—	73,920	—
Trade secret litigation costs (1)	—	—	—	34
Restructuring expense (2)	—	—	7	89
Stock-based compensation	620	773	2,693	3,512
Adjusted EBITDA	$14,291	$15,927	$62,346	$72,160
(1) On February 1, 2013, we filed a civil complaint against a competitor and a former employee in the Superior Court of California for Orange County, which alleged, among other claims, the misappropriation of ARC trade secrets; namely, proprietary customer lists that were used to communicate with ARC customers in an attempt to unfairly acquire their business. In prior litigation with the competitor based on related facts, in 2007 the competitor entered into a settlement agreement and stipulated judgment, which included an injunction. We instituted this suit to stop the defendant from using similar unfair business practices against us in the Southern California market. The case proceeded to trial in May 2014, and a jury verdict was entered for the defendants. In the first quarter of 2015, we entered into a settlement and paid the defendant. Legal fees associated with the litigation were recorded as selling, general and administrative expense.
(2) In October 2012, we initiated a restructuring plan which included the closure or downsizing of the Company's service center locations, as well as a reduction in headcount. Restructuring expenses in 2016 and 2015 primarily consist of revised estimated lease termination and obligation costs resulting from facilities closed in 2013.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net income (loss) attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$2,624	$3,061	$(47,865)	$97,040
Loss on extinguishment of debt	52	89	208	282
Goodwill impairment	—	—	73,920	—
Restructuring expense	—	—	7	89
Trade secret litigation costs	—	—	—	34
Income tax benefit related to above items	(24)	(33)	(13,419)	(158)
Deferred tax valuation allowance and other discrete tax items	(94)	41	247	(80,513)
Unaudited adjusted net income attributable to ARC Document Solutions, Inc.	$2,558	$3,158	$13,098	$16,774

Actual:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$0.07	$(1.04)	$2.08
Diluted	$0.06	$0.06	$(1.04)	$2.04
Weighted average common shares outstanding:
Basic	45,567	46,722	45,932	46,631
Diluted	46,274	47,400	45,932	47,532

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$0.07	$0.29	$0.36
Diluted	$0.06	$0.07	$0.28	$0.35
Weighted average common shares outstanding:
Basic	45,567	46,722	45,932	46,631
Diluted	46,274	47,400	46,561	47,532

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income (loss) attributable to ARC Document Solutions, Inc. shareholders to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$2,624	$3,061	$(47,865)	$97,040
Interest expense, net	1,461	1,499	5,996	6,974
Income tax provision (benefit)	1,520	2,334	(4,364)	(69,432)
Depreciation and amortization	8,014	8,171	31,751	33,661
EBITDA	13,619	15,065	(14,482)	68,243
Loss on extinguishment of debt	52	89	208	282
Goodwill impairment	—	—	73,920	—
Trade secret litigation costs	—	—	—	34
Restructuring expense	—	—	7	89
Stock-based compensation	620	773	2,693	3,512
Adjusted EBITDA	$14,291	$15,927	$62,346	$72,160

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Service Sales
CDIM	$50,758	$52,987	$212,511	$221,174
MPS	31,729	35,310	131,811	144,244
AIM	3,460	3,296	14,019	13,220
Total services sales	85,947	91,593	358,341	378,638
Equipment and supplies sales	12,611	12,946	47,980	50,027
Total net sales	$98,558	$104,539	$406,321	$428,665
Non-GAAP Financial Measures

EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.

EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:
•They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA over certain periods is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above. For more information, see our 2015 Annual Report on Form 10-K.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and twelve months ended December 31, 2016 and 2015 to reflect the exclusion of loss on extinguishment of debt, goodwill impairment, restructuring expense, trade secret litigation costs, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and twelve months ended December 31, 2016 and 2015. We believe these charges were the result of the then current macroeconomic environment, our capital restructuring, or other items which are not indicative of our actual operating performance.
We have presented adjusted EBITDA for the three and twelve months ended December 31, 2016 and 2015 to exclude loss on extinguishment of debt, goodwill impairment, trade secret litigation costs, restructuring expense, and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.

ARC Document Solutions Consolidated Statements of Cash Flows	Three Months Ended		Twelve Months Ended
(In thousands) (Unaudited)	December 31,		December 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net income (loss)	$2,779	$3,184	$(47,499)	$97,388
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Allowance for accounts receivable	274	48	918	340
Depreciation	6,886	6,835	26,918	28,019
Amortization of intangible assets	1,128	1,336	4,833	5,642
Amortization of deferred financing costs	101	129	445	589
Goodwill impairment	—	—	73,920	—
Stock-based compensation	620	773	2,693	3,512
Deferred income taxes	1,307	1,952	(4,711)	10,173
Deferred tax valuation allowance	67	213	51	(80,669)
Loss on early extinguishment of debt	52	89	208	282
Other non-cash items, net	(176)	(33)	(716)	(390)
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	991	4,366	(1,294)	729
Inventory	1,606	808	(1,590)	(967)
Prepaid expenses and other assets	(404)	(645)	109	2,296
Accounts payable and accrued expenses	3,865	(2,191)	(1,143)	(6,963)
Net cash provided by operating activities	19,096	16,864	53,142	59,981
Cash flows from investing activities
Capital expenditures	(4,517)	(2,728)	(12,097)	(14,245)
Other	259	75	1,101	589
Net cash used in investing activities	(4,258)	(2,653)	(10,996)	(13,656)
Cash flows from financing activities
Proceeds from stock option exercises	22	112	98	673
Proceeds from issuance of common stock under Employee Stock Purchase Plan	24	28	120	111
Share repurchases	—	—	(5,297)	(204)
Contingent consideration on prior acquisitions	(118)	(54)	(571)	(413)
Early extinguishment of long-term debt	(6,000)	(3,625)	(22,000)	(14,500)
Payments on long-term debt agreements and capital leases	(3,339)	(7,287)	(12,990)	(27,329)
Net borrowings (repayments) under revolving credit facilities	950	—	950	(1,888)
Payment of deferred financing costs	—	—	(106)	(25)
Payment of hedge premium	—	—	—	(632)
Net cash used in financing activities	(8,461)	(10,826)	(39,796)	(44,207)
Effect of foreign currency translation on cash balances	(778)	(246)	(1,074)	(791)
Net change in cash and cash equivalents	5,599	3,139	1,276	1,327
Cash and cash equivalents at beginning of period	19,640	20,824	23,963	22,636
Cash and cash equivalents at end of period	$25,239	$23,963	$25,239	$23,963
Supplemental disclosure of cash flow information:
Noncash financing activities:
Capital lease obligations incurred	$6,603	$3,490	$18,948	$13,157
Contingent liabilities in connection with the acquisition of businesses	$—	$—	$75	$—